UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015 (May 21, 2015)

BARFRESH FOOD GROUP INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8530 Wilshire Blvd., Suite 450

Beverly Hills, California 90211

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BARFRESH FOOD GROUP INC.

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 5.02 describing the executive employment agreement entered into by and between Barfresh Food Group Inc., a Delaware corporation (“Barfresh”) and Joseph S. Tesoriero are incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 5.02 describing the issuance of shares of common stock and stock options to Joseph S. Tesoriero pursuant to his executive employment agreement are incorporated herein by this reference.

The issuance of the shares and options is exempt from registration under Section 4(2) of the Securities Act of 1933 on the basis that there was no public offering and the securities were issued to an individual with whom Barfresh has a pre-existing relationship.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, Arnold Tinter resigned from his position as Chief Financial Officer of Barfresh. Mr. Tinter will continue to serve as Barfresh’s Secretary and as a member of its Board of Directors. He will remain as the Principal Accounting Officer for the purposes of reviewing and filing Barfresh’s annual report on Form 10-K for the period ended March 31, 2015 and will continue to provide consulting services to Barfresh on an as needed basis.

On May 18, 2015, Barfresh appointed Joseph S. Tesoriero, age 62, to assume the office of Chief Financial Officer.

Mr. Tesoriero has served as an independent director of Smart & Final Stores, Inc. (NYSE: SFS) since July of 2014, where he serves as Chairman of the Audit Committee and a member of the Nominating and Governance Committee. He was most recently engaged as a financial advisor for Dole Asia Holdings, Ltd. Pte., a Singapore based wholly owned subsidiary of Itochu Corporation of Japan, from April 2013 to October 2013. Prior to this consulting engagement, Mr. Tesoriero served as Executive Vice Present and Chief Financial Officer of Dole Food Company Inc. from February 2010 to April 2013, as its Vice President and Chief Financial Officer from August 2004 to February 2010 and as its Vice President of Tax from September 2002 to August 2004. Prior to joining Dole, Mr. Tesoriero was Senior Vice President of Tax of Global Crossing (1998-2002), Vice President of Tax of Coleman Camping Equipment (1997-1998), International Tax Attorney with Revlon Cosmetics (1989-1997) and Tax Attorney with IBM (1980-1988). Mr. Tesoriero began his career in 1978 as a Tax Associate with Haskins & Sells (now Deloitte Touche). Mr. Tesoriero holds a B.S. in Accounting from Villanova University, a J.D. from New York Law School and an LL.M. in Taxation from Boston University. He has been a member of the New York State Bar since 1978.

Barfresh entered into an executive employment agreement with Mr. Tesoriero on May 18, 2015, pursuant to which he will serve as Barfresh’s Chief Financial Officer. Pursuant to the employment agreement, Mr. Tesoriero will receive a base salary of $250,000 and performance bonuses of 75% of his base salary, based upon performance targets determined by the Board of Directors. In addition, Mr. Tesoriero was granted 350,000 shares of common stock of Barfresh and 8-year options to purchase up to 500,000 shares of common stock of Barfresh. One-half of each of the share and option grants vests on each of the second and third anniversaries of the date of commencement of Mr. Tesoriero’s employment. Mr. Tesoriero will also receive 8-year performance options to purchase up to an additional 350,000 shares on an annual basis. All shares and options granted under the employment agreement are subject to Barfresh’s 2015 Equity Incentive Plan. Other than this employment agreement, Mr. Tesoriero does not have a direct or indirect material interest in any current or proposed transaction in which Barfresh is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc.,
a Delaware corporation
(Registrant)

Date: May 21, 2015	By:	/s/ Joseph S. Tesoriero
	Name:	Joseph S. Tesoriero
	Its:	Chief Financial Officer